                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                       Marine Drilling Companies, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                                    [LOGO]

                        MARINE DRILLING COMPANIES, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 17, 1995




To the Stockholders:

        Notice is hereby given that the annual meeting of stockholders of Marine Drilling Companies, Inc. ("the Company") will be held at the Sweetwater Country Club, 4400 Palm Royale Blvd., in Sugar Land, Texas on Thursday, August 17, 1995 at 9:00 a.m. for the following purposes:

        1.     To elect nine (9) directors.

        2. To vote upon a proposal to adopt the Marine Drilling Companies, Inc. 1995 Non-Employee Directors' Plan.

        3. To ratify the Board of Directors' appointment of KPMG Peat Marwick LLP, independent public accountants, as auditors for the year ending December 31, 1995.

        4. To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

        Stockholders of record of the Company's Common Stock at the close of business on July 14, 1995 will be entitled to notice of and to vote at the meeting or any adjournment(s) thereof. A list of such stockholders will be available at the time and place of the meeting and at the Company's offices, One Sugar Creek Center Blvd., Suite 600, Sugar Land, Texas 77478-3556, during the ten days preceding the meeting.

                                        By Order of the Board of Directors,



                                        Joan R. Smith
                                        Secretary

Sugar Land, Texas
July 17, 1995


        IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, WHETHER OR NOT YOU ARE ABLE TO ATTEND PERSONALLY. ACCORDINGLY, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                PROXY STATEMENT
                                _______________



SOLICITATION AND REVOCABILITY OF PROXIES

        This proxy statement is being furnished to the stockholders of Marine Drilling Companies, Inc. (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Stockholders to be held at the Sweetwater Country Club, 4400 Palm Royale Blvd., in Sugar Land, Texas on Thursday, August 17, 1995 at 9:00 a.m. CDT and any adjournment thereof. The approximate date on which this proxy statement and the form of proxy are first being sent or given to stockholders of the Company is July 17, 1995.

        At the Annual Meeting, the holders of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") will be asked to consider and vote upon (i) the election of nine persons to serve on the Board of Directors of the Company, (ii) adoption of the Marine Drilling Companies, Inc. 1995 Non-Employee Directors' Plan, (iii) ratification of the Board of Directors' appointment of KPMG Peat Marwick LLP as independent auditors for the Company for fiscal year 1995, and (iv) to consider and take action upon such other matters as may properly come before the Annual Meeting.

        All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated with respect to any shares for which properly executed proxies have been received and which are eligible to vote, such proxies will be voted FOR the Board of Directors' nominees for directors, FOR adoption of the Marine Drilling Companies, Inc. 1995 Non-Employee Directors' Plan, and FOR ratification of the Board of Directors' appointment of KPMG Peat Marwick LLP as independent auditors for fiscal year 1995. If any other matters are properly presented at the Annual Meeting for action, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment as to the best interests of the Company. The Board of Directors of the Company does not know of any other matters to be brought before the Annual Meeting.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by any of the following actions: (i) filing with the Secretary of the Company, at or before the Annual Meeting, but in any event prior to the vote on the matter as to which revocation is sought, a written notice of revocation bearing a later date than the proxy; (ii) duly executing and submitting a subsequent proxy relating to the Annual Meeting; or (iii) voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive offices, One Sugar Creek Center Blvd., Suite 600, Sugar Land, Texas 77478-3556.

        The close of business on July 14, 1995 was the date fixed by the Board of Directors for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On July 14, 1995, the Company had 43,822,538 outstanding shares of Common Stock, constituting the only class of stock outstanding. The holders of a majority of the outstanding shares of Common Stock as of July 14, 1995, present in person or represented by proxy and eligible to vote, will constitute a quorum at the Annual Meeting. A list of such stockholders will be available at the time and place of the meeting and at the Company's offices, One Sugar Creek Center Blvd., Suite 600, Sugar Land, Texas 77478-3556, during the ten days preceding the meeting.

        Each share of Common Stock is entitled to one vote at the Annual Meeting with respect to each matter to be voted upon. The persons named in the accompanying proxy will vote for the nominees named herein unless specifically instructed to the contrary.

        The Company's Annual Report for the year ended December 31, 1994, which includes, among other things, the Company's audited consolidated balance sheets at December 31, 1994 and 1993, respectively, and audited consolidated statements of income and changes in financial position for each of the years ended December 31, 1994, 1993 and 1992, respectively, will be mailed with this Proxy Statement. Additional copies are available from the Company upon request.

        The cost of this solicitation will be borne by the Company. It is expected that the solicitation of proxies will be primarily by mail, telephone and telegraph. The Company has arranged for Morrow & Co., Inc., 909 Third Avenue, 20th Floor, New York, New York 10022-4799 to solicit proxies in such manner at a cost of $2,000, plus out-of-pocket expenses. Proxies may also be solicited personally by directors, officers, and other regular employees of the Company in the ordinary course of business and at nominal cost. Proxy materials will be provided for distribution through brokers, custodians, and other nominees or fiduciaries to beneficial holders of the Common Stock. The Company expects to reimburse such parties for their reasonable out-of-pocket expenses incurred in connection therewith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to the shares of Common Stock (the only class of securities of the Company) owned of record and beneficially as of July 14, 1995, by (i) all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding shares of such class of stock, (ii) each current director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table included elsewhere herein and (iv) all directors and executive officers of the Company as a group:

                                                                            COMMON STOCK
                                                               -------------------------------------
                                                                     NUMBER              PERCENTAGE
                                                                       OF                 OF COMMON
STOCKHOLDER                                                        SHARES (1)            STOCK OWNED
- -----------                                                    ------------------        -----------
Warburg, Pincus Capital Company, L.P. (2) . . . . . . . . .         11,091,120                25.3%
   466 Lexington Avenue
   New York, NY  10017

Aeneas Venture Corporation  . . . . . . . . . . . . . . . .          5,328,431                12.2%
   600 Atlantic Avenue
   Boston, MA  02210

FMR Corp. (3) . . . . . . . . . . . . . . . . . . . . . . .          5,132,900                11.7%
   82 Devonshire Street
   Boston, MA  02109

The Chase Manhattan Bank, N.A.  . . . . . . . . . . . . . .          3,123,985                 7.1%
   One Chase Manhattan Plaza
   New York, NY  10081

Capricorn Investors, L.P (4). . . . . . . . . . . . . . . .          2,537,726                 5.8%
   72 Cummings Point Road
   Stamford, CT  06902

William O. Keyes (5)  . . . . . . . . . . . . . . . . . . .          1,731,626                 4.0%

William H. Flores (6) . . . . . . . . . . . . . . . . . . .            205,781                 *

Howard H. Newman (7)  . . . . . . . . . . . . . . . . . . .         11,091,120                25.3%

David E. Libowitz (8) . . . . . . . . . . . . . . . . . . .                 --                 --

Christopher M. Linneman (9) . . . . . . . . . . . . . . . .                 --                 --

Gerald T. Greak (10)  . . . . . . . . . . . . . . . . . . .            144,423                 *

Hugh L. Adkins (11) . . . . . . . . . . . . . . . . . . . .            116,175                 *

Joan R. Smith (12)  . . . . . . . . . . . . . . . . . . . .             43,382                 *

Robert L. Barbanell (13)  . . . . . . . . . . . . . . . . .              5,000                 *

David A. B. Brown (14)  . . . . . . . . . . . . . . . . . .                 --                 *

Howard I. Bull (15) . . . . . . . . . . . . . . . . . . . .              4,620                 *

Nathaniel A. Gregory (16) . . . . . . . . . . . . . . . . .              5,000                 *

All executive officers and directors
 as a group (12 persons) (17) . . . . . . . . . . . . . . .         13,347,127                30.5%

- -----------------
*  Less than one percent

                                                   (see notes on following page)

Footnotes:

  (1) Includes shares of Common Stock held by the Trustees of the Marine Drilling Companies 401(k) Profit Sharing Plan for the accounts of individuals as follows: Mr. Keyes -- 2,344 shares; Mr. Flores -- 2,235 shares; Mr. Greak -- 2,042 shares; Mr. Adkins -- 2,321 shares and Ms. Smith -- 1,874 shares.

  (2) The sole general partner of Warburg, Pincus Capital Company, L.P. ("Warburg") is Warburg, Pincus & Co., a New York general partnership ("WP"). Lionel I. Pincus is the managing partner of WP and may be deemed to control it. E.M. Warburg, Pincus & Co., Inc. ("EMW"), through a wholly-owned subsidiary, manages Warburg. WP owns all of the outstanding stock of EMW and, as the sole general partner of Warburg, has a 20% interest in the profits of Warburg. EMW owns 0.9% of the limited partnership interests in Warburg. Howard H. Newman, a Director of the Company nominated by Warburg, is a Managing Director of EMW and is a general partner of WP. As such, Mr. Newman may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities and Exchange Act of 1934) in an indeterminate portion of the shares beneficially owned by Warburg, WP and EMW. David E. Libowitz, a Director of the Company, is an officer of a wholly-owned subsidiary of EMW. He serves on the Company's Board of Directors as a nominee of Warburg, and disclaims beneficial ownership of the stock of the Company owned by Warburg. See Notes (7) and (8) below. See "Shareholders' Agreement" included as part of this Item 1.

  (3)   Based on a Schedule 13G filed by FMR Corp. on February 13, 1995.  Such
        Schedule 13G indicates that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 611,300 shares as a result of acting as advisor to several investment companies and that Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 611,300 shares as a result of its serving as investment manager of institutional accounts. Edward C. Johnson 3rd, Chairman of FMR Corp., and Abigail P. Johnson each own 24.9% of the outstanding voting common stock of FMR Corp.

  (4) The general partner of Capricorn Investors, L.P. ("Capricorn") is Capricorn Holdings, G.P., the general partner of which is Winokur Holdings, Inc. Mr. Herbert S. Winokur, Jr. is the President and sole shareholder of Winokur Holdings, Inc.

  (5) Mr. Keyes is Chairman of the Board, Chief Executive Officer, President and Director of the Company. Mr. Keyes holds options to purchase 300,000 shares of Common Stock under the Company's 1992 Long Term Incentive Plan, and as of July 14, 1995, no shares were exercisable within sixty (60) days.

  (6) Mr. Flores is a Director, Senior Vice President and Chief Financial Officer of the Company. Mr. Flores holds options to purchase 400,000 shares of Common Stock under the Company's 1992 Long Term Incentive Plan, and as of July 14, 1995, 100,000 shares were exercisable within sixty (60) days.

  (7) Mr. Newman is a Director of the Company. All of the shares indicated as owned by Mr. Newman are owned directly by Warburg and are included because of Mr. Newman's affiliation with Warburg. Mr. Newman disclaims "beneficial ownership" of these shares within the meaning of Rule
        13d-3 under the Securities Exchange Act of 1934.  See Note (2) above.

  (8) Mr. Libowitz is a Director of the Company. Mr. Libowitz is an officer of a wholly-owned subsidiary of EMW. He serves on the Company's Board of Directors as a nominee of Warburg, and disclaims beneficial ownership of the stock of the Company owned by Warburg. See Note (2) above.



                                             (notes continued on following page)

Footnotes (continued) --

  (9) Mr. Linneman, a Managing Director of Chemical Securities Inc., is a Director of the Company. Mr. Linneman served as Warburg's representative to the Company's Board of Directors until July 20, 1994 pursuant to a shareholders' agreement. See "Shareholders' Agreement" included as part of this Item 1. Mr. Linneman was an officer of a wholly-owned subsidiary of EMW until April 1994. See Note (2) above.

 (10) Mr. Greak is Senior Vice President--Engineering of the Company. Mr. Greak holds options to purchase 301,800 shares of Common Stock under the Company's 1992 Long Term Incentive Plan, and as of July 14, 1995, 139,300 shares were exercisable within sixty (60) days which are included in such amount.

 (11) Mr. Adkins is Senior Vice President and Operations Manager of the Company. Mr. Adkins holds options to purchase 300,520 shares of Common Stock under the Company's 1992 Long Term Incentive Plan, and as of July 14, 1995, 113,020 shares were exercisable within sixty (60) days which are included in such amount.

 (12) Ms. Smith is Vice President, Controller and Secretary of the Company. Ms. Smith holds options to purchase 121,250 shares of Common Stock under the Company's 1992 Long Term Incentive Plan, and as of July 14, 1995, 38,750 shares were exercisable within sixty (60) days.

 (13)   Robert L. Barbanell has been a Director of the Company since June 23,
        1995.

 (14)   David A. B. Brown has been a Director of the Company since June 23,
        1995.

 (15)   Howard I. Bull has been a Director of the Company since June 23, 1995.

 (16) Mr. Gregory has been a Director of the Company since June 23, 1995. All of the shares indicated as owned by Mr. Gregory are owned directly by The Gregory Family Foundation, a tax-exempt charitable foundation, of which Mr. Gregory is President.

 (17) Included are the shares owned by Warburg with which Messrs. Newman and Libowitz are associated and 391,070 option shares owned by the executive officers which are exercisable within sixty (60) days of the date of July 14, 1995.

                         ITEM 1 - ELECTION OF DIRECTORS

        The Company's Board of Directors currently consists of nine directors. Nine directors will be elected at the 1995 Annual Meeting of Stockholders to serve until the next Annual Meeting of Stockholders or until the election and qualification of their respective successors.

        It is intended that the proxies received from holders of the Company's Common Stock, in the absence of contrary instructions, will be voted at the 1995 Annual Meeting for the election of the nominees for director whose names are set forth below. Although the Company does not contemplate that any of the nominees will be unable to serve, decline to serve, or otherwise be unavailable as a nominee at the time of the Annual Meeting, in such event the proxies will be voted in accordance with the authority granted in the proxies for such other candidate or candidates as may be nominated by the Board of Directors. Each of the nominees named below has consented to being named in this proxy statement and to serve if elected.

        The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for the election of directors. Under Texas law, an abstention would have the same legal effect as a vote against a director, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. Shareholders may not cumulate their votes in the election of directors.

        Pursuant to the Shareholders' Agreement discussed below, Warburg has nominated for election as directors Howard H. Newman and David E. Libowitz.

SHAREHOLDERS' AGREEMENT

        Under a shareholders' agreement ("the Shareholders' Agreement") entered into in connection with the Company's reorganization and recapitalization in 1992 and early 1993 (the "Recapitalization"), Warburg has the right to designate one director nominee so long as the shares owned by it equal or exceed 5% of the outstanding Common Stock, and the right to designate an additional nominee (for a total of two) so long as the shares then owned by it equals or exceeds 15% of the Company's outstanding Common Stock.

NOMINEES FOR DIRECTOR

        The following table sets forth certain information as of July 17, 1995 for each nominee for director, including his name, age, position with the Company, and the year he became a director of the Company.

                                                                                                   Director
                     Name                 Age               Position with the Company                Since
        -------------------------------   ---       -----------------------------------------       -------
        Robert L. Barbanell . . . . . .   65        Director                                          1995
        David A. B. Brown . . . . . . .   51        Director                                          1995
        Howard I. Bull  . . . . . . . .   55        Director                                          1995
        William H. Flores . . . . . . .   41        Senior Vice President, Chief Financial
                                                    Officer, Assistant Secretary and Director         1990
        Nathaniel A. Gregory  . . . . .   46        Director                                          1995
        William O. Keyes  . . . . . . .   66        Chairman of the Board, President,
                                                    Chief Executive Officer and Director              1990
        David E. Libowitz . . . . . . .   32        Director                                          1994
        Christopher M. Linneman . . . .   35        Director                                          1994
        Howard H. Newman  . . . . . . .   48        Director                                          1987

        Robert L. Barbanell has been a Director of the Company since June 1995. Mr. Barbanell has served as President of Robert L. Barbanell Associates, Inc., a financial consultant firm since July 1994. Mr. Barbanell was employed by Bankers Trust New York Corporation from June 1986 to June 1994 as Managing Director and from December 1981 to June 1986 as Senior Vice President. He is also a Director of Cantel Industries, Inc.

        David A. B. Brown has been a Director of the Company since June 1995. Mr. Brown has served as President of The Windsor Group, Inc., a strategy consulting firm, since 1984. Prior thereto, Mr. Brown was a partner of the Braxton Group, a strategy consulting firm. He also served as Chairman of the Board of the Comstock Group from 1988 to 1990. Mr. Brown is a Director of B.
J. Services, Inc., BTU International and EMCOR Corp.

        Howard I. Bull has been a Director of the Company since June 1995. Mr. Bull has served as President, Director and Chief Executive Officer of Dal-Tile, a manufacturer and distributor of ceramic tile, since February 1994. Prior thereto, Mr. Bull served as President of the Air Conditioning Business Group of York International Corporation ("York") from May 1992 to February 1993 and as the President of the York Applied Systems Division of York from January 1990 to May 1992. From February 1979 to November 1990, Mr. Bull was employed by Baker Hughes, Inc. in several executive positions.

        William H. Flores has been Senior Vice President, Chief Financial Officer, Assistant Secretary and Director since March 1990. Prior thereto, Mr. Flores served as Vice President--Finance for Keyes Offshore, Inc. since December 1986.

        Nathaniel A. Gregory has been a Director of the Company since June 1995. Mr. Gregory has served as Chairman and Chief Executive Officer of National Tank Company (Natco) since April 1993. Prior thereto, Mr. Gregory served as a Managing Director of Smith Barney from September 1991 to April 1993. Prior thereto, he served as Chief Executive Officer of WillBros. Company from January to May 1990.

        William O. Keyes, a Director since March 1990, has been Chairman of the Board, President and Chief Executive Officer of the Company since December 1991. He served as Vice Chairman of the Board and Senior Vice President of the Company from March 1990 to December 1991. Prior thereto, Mr. Keyes served as sole director, sole shareholder and President of Keyes Offshore, Inc. since its organization in October 1977.

        David E. Libowitz has been a Director of the Company since 1994. Mr. Libowitz has served as a Vice President of Warburg, Pincus Ventures, Inc., the venture banking subsidiary of E.M. Warburg, Pincus & Co., Inc., since January 1995 and has been associated with E. M. Warburg, Pincus & Co., Inc. since 1991. Prior thereto, he served as Investment Manager for Equitable Capital Management Corporation from July 1989 to June 1991.

        Christopher M. Linneman has been a Director of the Company since 1994. Mr. Linneman has served as Managing Director of Chemical Securities Inc. since May 1994. Prior thereto, he served as a Vice President of E. M. Warburg, Pincus & Co., Inc. from January 1992 to April 1994, and as an Associate thereof from April 1990 to December 1991.

        Howard H. Newman has been a Director of the Company since 1987. Mr. Newman has served as Managing Director of E.M. Warburg, Pincus & Co., Inc. since 1987. He is also a Director of ADVO, Inc., Comcast UK Cable Partners Limited, Newfield Exploration Company and RenaissanceRe Holdings Ltd.

BOARD OF DIRECTORS AND COMMITTEES

        The Company's Board of Directors currently has nine members. During 1994, the Board of Directors held thirty-two meetings. No decisions made by the Board of Directors were formalized during 1994 through the execution of a unanimous written consent. The Board has two standing committees which are discussed below: (i) the Personnel and Compensation Committee and (ii) the Audit Committee; however, the Board does not have a nominating committee.

        PERSONNEL AND COMPENSATION COMMITTEE--The Personnel and Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") currently consists of one member, Christopher M. Linneman.
Herbert S. Winokur, Jr. was also a member of this committee until his resignation from the Board of Directors in June 1995. The Company expects to appoint additional members to this committee at the first Board of Directors meeting to be held following the 1995 Annual Shareholders Meeting. The purpose of the Compensation Committee is to ensure that the Company has a broad plan of executive compensation that is competitive and motivating to the degree that it will attract, hold and inspire performance of managerial and other key personnel thereby enhancing the growth and profitability of the Company.
During 1994, the Compensation Committee held five meetings.

        AUDIT COMMITTEE--The Company's Audit Committee currently consists of two members: Christopher M. Linneman and David E. Libowitz. The functions of the Audit Committee include reviewing and examining monthly detailed reports submitted by the Chief Financial Officer of the Company, evaluating internal controls and recommending the engagement and continuation of independent auditors. During 1994, the Audit Committee held four meetings.

DIRECTOR COMPENSATION AND EXPENSES

        During 1994, no fees were paid to directors who were not employees of the Company or its subsidiaries, other than reimbursement of reasonable travel and other expenses incurred while attending any meeting of the Board of Directors.

        Effective June 23, 1995, the Company's non-employee directors are paid a $12,000 annual cash retainer plus a cash payment of $500 per board meeting attended (whether by teleconference or otherwise) and a payment of $250 per committee meeting attended (whether by teleconference or otherwise). In addition, on June 23, 1995 the Board of Directors approved the 1995 Non-Employee Directors' Plan (the "Directors' Plan"), subject to approval by the Company's stockholders at the Annual Meeting. The Directors' Plan generally provides that each non-employee director will be entitled to an initial option to purchase 10,000 shares of the Company's Common Stock upon a non-employee director's initial election to the Board of Directors (or effectiveness of the Directors' Plan), and an option to purchase 2,500 shares of the Company's Common Stock upon each successive election to the board of directors. In addition, the Directors' Plan provides semi-annual awards to each non-employee director of a number of shares of the Company's Common Stock having a market value of $6,000. See Item 2 - Adoption of Proposed 1995 Non-Employee Directors' Plan for a more complete description of the Directors' Plan.

        From May 4, 1994 through June 22, 1995, Mr. Christopher M. Linneman was the only director of the Company who was neither a member of management nor affiliated with a major stockholder of the Company. The Board of Directors has approved a special payment to Mr. Linneman in consideration of his services as a director of the Company from May 4, 1994 through the Annual Meeting. This payment shall be made in cash and will be calculated based on the meetings attended and teleconferences in which he participated as if the compensation arrangements for directors described herein had been in effect as of May 4, 1994 and by converting all amounts which would have been payable through the issuance of Common Stock into a cash equivalent. At the present time, the expected amount of this payment is approximately $36,000 and will be payable at the Annual Meeting.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

        The following table sets forth information with respect to the five executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                                 -------------------------------------     ----------------------
                                                                             AWARDS
                                                                           -----------
                                                              OTHER         SECURITIES                 ALL OTHER
                                                              ANNUAL       UNDERLYING                   COMPEN-
      NAME AND                                                COMPEN-         STOCK        LTIP         SATION
 PRINCIPAL POSITION    YEAR        SALARY         BONUS       SATION         OPTIONS     PAYOUTS          (1)
- --------------------   ----      ----------    -----------  ----------     ------------  -------      -----------
William O. Keyes       1994       $180,000   $    65,000   $      --            --       $   --        $20,340
Director, Chairman     1993        165,000     2,000,000          --            --           --         16,186
of the Board,          1992        165,000       100,000          --       400,000           --          7,166
President & CEO

William H. Flores      1994        140,016        44,500          --            --           --          7,756
Director, SVP,         1993        130,008     2,000,000          --            --           --          9,751
CFO & Asst. Secr.      1992        130,008       100,000          --       402,400           --            731

Gerald T. Greak        1994        126,432        15,000          --            --           --          9,722
SVP--Engineering       1993        120,400       169,199          --        75,000           --         11,317
                       1992        120,400        20,000          --       201,800           --          2,233

Hugh L. Adkins         1994        115,032        17,250          --            --           --          9,179
SVP/Operations Mgr.    1993        100,000       199,499          --        75,000           --          8,404
                       1992         95,833        15,000          --       150,520           --          1,073

Joan R. Smith (2)      1994         85,224        14,000          --            --           --          5,363
VP/Controller/Secr.    1993         80,640       197,352          --        40,000           --          6,780


- ---------------

Footnotes:

(1) "All Other Compensation" includes the value of group life insurance benefits provided on behalf of each respective executive officer, and benefits related to the Marine Drilling Companies 401(k) Profit Sharing Plan including (i) the value of the Company's matching contributions up to 5% of qualified compensation and (ii) the value of forfeitures allocated to each individual's account. The amounts reported are set forth in detail below:

                                                                  Life               401(k)
                        Name                     Year           Insurance             Plan
                 ------------------              ----           ---------          ----------
                 William O. Keyes                1994           $  11,340          $   9,000
                                                 1993               6,950              9,236
                                                 1992               6,950                216

                 William H. Flores               1994                 755              7,001
                                                 1993                 515              9,236
                                                 1992                 515                216

                 Gerald T. Greak                 1994               1,895              7,827
                                                 1993               2,081              9,236
                                                 1992               2,081                152

                 Hugh L. Adkins                  1994               1,027              8,152
                                                 1993               1,044              7,360
                                                 1992                 935                138

                 Joan R. Smith                   1994                 272              5,091
                                                 1993                 319              6,461

                                             (notes continued on following page)

Footnotes (continued) --

(2) In accordance with the rules on executive compensation disclosure adopted by the SEC, Ms. Smith's compensation is not shown for years prior to 1993, which was the year during which she first became an executive officer.


OTHER MATTERS

        The Company has adopted an executive severance policy covering six of its officers, including each of the named executive officers, providing for severance consideration of one year's base pay and continuation of certain employee benefits. These amounts and benefits are payable upon termination of employment of such executive other than (i) a termination by the Company for cause (as defined in the policy), (ii) a termination by the executive without cause (as provided in the policy) or (iii) the death or disability of the executive. The covered executive is entitled to such amount and benefit if he resigns within 30 days of the discontinuance of this policy or a reduction in the economic benefits provided therein within one year after occurrence of a change of control of the Company as defined in the Marine Drilling 1992 Long-Term Incentive Plan.

STOCK OPTIONS

        No stock options were granted to any named executive officer in 1994. The following table sets forth information with respect to each named executive officer concerning the exercise of options during the last fiscal year and the number of shares covered by all exercisable and non-exercisable stock options held by the named executive officers at the end of the fiscal year.

                        AGGREGATED 1994 OPTION EXERCISES
                           AND YEAR-END OPTION VALUES

                             OPTIONS EXERCISED
                        ---------------------------                                    VALUE OF UNEXERCISED
                                                     NUMBER OF UNEXERCISED             IN-THE-MONEY OPTIONS
                           SHARES                      OPTIONS AT 12/31/94                AT 12/31/94 (1)
                          ACQUIRED      VALUE      --------------------------      ---------------------------
         NAME           ON EXERCISE    REALIZED    EXERCISABLE  UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
         ----           -----------  -----------   -----------  -------------      -----------    -------------
William O. Keyes  . . .        --            --       100,000        200,000        $ 175,000        $ 350,000
William H. Flores . . .        --            --       100,000        200,000          175,000          350,000
Gerald T. Greak . . . .        --            --       120,550        156,250          178,150          175,000
Hugh L. Adkins  . . . .        --            --        94,270        131,250          132,160          131,250
Joan R. Smith . . . . .        --            --        28,750         67,500           32,813           65,625

(1) This valuation represents the difference between $3.00, the closing price of the Common Stock on the Nasdaq Stock Market on December 30, 1994 and the exercise prices of the stock options.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The directors and officers of the Company have no interlocking relationships with the compensation committees (or their equivalent) of any other entity.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file by specific dates with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company is required to report in this proxy statement any failure to file by the relevant due date any of these reports during the preceding fiscal year.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were timely satisfied except as follows:

        . W. Thomas Adams, a former Vice President of the Company, failed to timely report his election as an officer of the Company on October 10, 1994. His election was later reported on Form 3 filed February 10, 1995.

                  PERSONNEL AND COMPENSATION COMMITTEE REPORT
                        REGARDING EXECUTIVE COMPENSATION

COMPENSATION POLICY REGARDING EXECUTIVE OFFICERS

        The Compensation Committee is responsible for the design of the Company's compensation and incentive programs. The Compensation Committee is composed of the undersigned individual who is a non-officer director. The Compensation Committee's goal is to develop and implement compensation and incentive programs which cause the Company's officers and employees to focus on increasing shareholder value as well as retaining and motivating employees who are capable of furthering that goal.

        The Compensation Committee has established a three-part program with respect to employee compensation. The first component involves providing base salaries which approximate the average for companies comprising the offshore contract drilling industry. The Compensation Committee did not conduct a formal review in this regard in establishing base salaries for 1994; however, it believes that the Company's base salaries generally fell within this range. The second and third components were developed through the design of the Marine Drilling 1992 Long Term Incentive Plan (the "Plan"). The second component provides for the payment of performance bonuses which are based upon (i) the Company's achievement of certain goals with respect to its safety record, its financial performance and its operational performance, (ii) each individual employee's performance in furtherance of those goals, and (iii) each employee's achievement of individual objectives (as applicable). With respect to the establishment of compensation for each executive officer, the Compensation Committee considers an individual's past performance and skills, as well as the individual's ability to enhance shareholder value.

        During 1994, the Company's executives received bonuses which reflected their individual attainment of goals as described in (ii) and (iii) above, as well as the Company's attainment of its operational and safety goals. The Company did not fully achieve its financial goals in 1994, therefore, the bonuses awarded were reduced. The third component provides for the grant of long term equity-based incentives through the utilization of stock options, restricted stock and stock appreciation rights. From time to time, the Company awards stock options to its executives to maintain a continuing emphasis on increasing shareholder value. No stock options were awarded in 1994, however, in early 1995, the Company awarded options for 325,000 shares of Common Stock to the executives named herein.

        At the Compensation Committee's recommendation, the Company modified the base salary and bonus components of its compensation program for 1995.
Base salaries were set at levels which approximate the average for energy service companies of similar size based upon a formal outside review conducted in late 1994. In addition, the Company has modified its bonus program for 1995. Bonuses are now based upon the Company's financial performance as compared to a peer group of publicly traded offshore drilling companies. For this purpose, the financial performance of each company will be determined by calculating the amount of each company's earnings before interest, depreciation, amortization and taxes ("EBITDA") as a percentage of revenues. The respective percentages of each company will then be ranked and converted to a percentile format. The Company must achieve a percentile ranking of 50% for bonuses to be awarded. At that level, bonuses equal to twelve percent (12%) of base salary would be awarded. The maximum bonus amount awarded under this program is equal to 50% of base salary and is payable if the Company's financial performance is in the 90th percentile or better. Additional bonus amounts may be payable for extraordinary individual performance.

        The Omnibus Budget Reconciliation Act of 1993 (the "Act") imposes a limit of $1 million on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to each of its five most highly compensated officers, subject to certain exceptions. None of the Company's executive officers currently receives compensation exceeding the limits imposed by the Act. While the Compensation Committee cannot predict with certainty how the Company's executive compensation might be affected in the future by the Act or regulations issued thereunder, the Compensation Committee intends to try to preserve the tax deductibility of all executive compensation while maintaining the Company's executive compensation program as described in this report.

DISCUSSION REGARDING COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

        The Compensation Committee has established the 1995 base salary of the Company's Chief Executive Officer, $200,016, at a level which it believes is approximately average for companies of comparable size in the offshore drilling industry. In 1992, the Company granted Mr. Keyes a stock option of significant size, 400,000 shares, which its believes will maintain a close alignment between Mr. Keyes' performance and the shareholder value of the Company. Mr. Keyes will be eligible for a performance bonus in 1995 pursuant to the Plan in an amount up to 50% of his base salary as determined by the Company's attainment of certain financial objectives. The Compensation Committee believes that Mr. Keyes' experience, reputation, performance and impact on the Company's performance justify and reaffirm his compensation and incentive package.


July 17, 1995                           The Personnel and Compensation Committee



                                        Christopher M. Linneman

                     CUMULATIVE TOTAL SHAREHOLDER RETURN OR
                         COMPARATIVE STOCK PERFORMANCE

        The line graphs on the following page compare the changes in the cumulative total shareholder returns from the beginning of January 1990 through the end of 1994 of (i) the Company, (ii) the CRSP Total Return Index for the NASDAQ Stock Market (the "NASDAQ Index") and (iii) the Simmons & Company International Offshore Drillers Index (the "SCI Index"). Due to the significant change in the Company's capital structure pursuant to the Recapitalization and its financial results since that time, the Company has also included a graph illustrating its performance since December 31, 1992 as compared to the NASDAQ Index and the SCI Index.

        The companies that comprise the SCI Index include the Company; Arethusa (Off-shore) Ltd; Atwood Oceanics, Inc.; Cliffs Drilling Company; Dual Drilling Company; Energy Service Company, Inc.; Global Marine, Inc.; Noble Drilling Corporation; Reading & Bates Corporation; Rowan Companies, Inc.; and Sonat Offshore Drilling, Inc. The graphs on the following page assume that $100 was invested in each of these categories on December 31, 1989 or December 31, 1992, and that all dividends were re-invested. The Company has not paid any cash dividends during the periods covered by the graphs.

                 COMPARISON OF TOTAL RETURNS AMONG THE COMPANY,
                       THE NASDAQ INDEX AND THE SCI INDEX





                     DECEMBER 31, 1989 TO DECEMBER 31, 1994


                                    [CHART]

                                            Dec 89        Dec 90    Dec 91     Dec 92     Dec 93     Dec 94
                                            ------        ------    ------     ------     ------     ------
The Company                                 $100.0        $ 57.4    $  1.8     $  0.6     $  2.7     $  1.4
NASDAQ Index                                 100.0          84.9     136.3      158.6      180.9      176.9
SCI Index                                    100.0          83.6      47.7       49.4       83.0       68.1




                    DECEMBER 31, 1992 TO DECEMBER 31, 1994


                                    [CHART]

                                            Dec 92        Jun 93    Dec 93     Jun 94     Dec 94
                                            ------        ------    ------     ------     ------
The Company                                 $100.0        $533.3    $450.0     $450.0     $233.3
NASDAQ Index                                 100.0         103.8     114.1      104.3      111.6
SCI Index                                    100.0         181.0     168.0      177.5      137.9

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Warburg, Aeneas, Capricorn, Mr. Keyes and Chase obtained significant registration rights pursuant to a registration rights agreement (the "Registration Rights Agreement") entered into in connection with the consummation of the Recapitalization. Pursuant to the Registration Rights Agreement, the Company has agreed, among other things, to keep a registration statement in effect for three years from October 29, 1992 covering the resale of all shares of Common Stock acquired by those parties.

        In connection with the Recapitalization, the Company and Warburg entered into the Shareholders' Agreement. See Item 1 - Election of Directors--Shareholders' Agreement.

                         ITEM 2 - ADOPTION OF PROPOSED
                       1995 NON-EMPLOYEE DIRECTORS' PLAN

        There will be presented at the Annual Meeting a proposal to approve the Company's 1995 Non-Employee Directors' Plan (the "Directors' Plan"), a copy of which is attached hereto as Annex A.

        The Board of Directors adopted the Directors' Plan on June 23, 1995, and directed that it be submitted for stockholder approval. The purposes of the proposed Directors' Plan are to attract and retain the service of experienced and knowledgeable outside directors of the Company and to provide an incentive for such outside directors to increase their proprietary interest in the Company's long-term success and progress. Options to purchase an aggregate of 70,000 shares of Common Stock at an exercise price of $4.00 per share have been granted pursuant to the Directors' Plan effective as of June 23, 1995, subject to approval of the Directors' Plan by the stockholders of the Company at the Annual Meeting.

GENERAL

        The Directors' Plan provides for the grant of shares of the Company's Common Stock ("Stock Awards") and options to acquire Common Stock, in each case to each director who is not an employee of the Company (an "Eligible Director"). The Directors' Plan provides that a maximum of 350,000 shares of Common Stock may be issued pursuant to Stock Awards or options (subject to adjustments in the event of stock dividends, stock splits and certain other events).

        Subject to approval of the Directors' Plan by the stockholders at the Annual Meeting, each Eligible Director has been granted an option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Each Eligible Director who is elected or appointed to the Board of Directors for the first time after the Annual Meeting will receive, on the date of such director's election or appointment, an option to purchase 10,000 shares of Common Stock (subject to certain adjustments) at an exercise price equal to the fair market value of the Common Stock on the date of the grant. Commencing with the Company's annual meeting of stockholders in 1996, on the date of any annual meeting of stockholders prior to the termination of the Directors' Plan, each Eligible Director who is continuing in office (and who is not entitled to receive an initial option grant in accordance with the foregoing) will automatically receive an option to purchase an additional 2,500 shares of Common Stock (subject to certain adjustments) at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, on the date of any annual meeting of the stockholders prior to termination of the Directors' Plan, each Eligible Director who is continuing in office shall receive a Stock Award of a number of shares of Common Stock having an aggregate fair market value on the date of such grant equal to $6,000 (rounded up to the nearest whole share), and as of the date of the sixth month anniversary of each such annual meeting, each Eligible Director who is then in office shall receive a Stock Award of a number of shares of Common Stock having an aggregate fair market value on the date of such grant equal to $6,000 (rounded up to the nearest whole share).

EXERCISABILITY OF OPTIONS

        Each option granted under the Directors' Plan will vest and become exercisable one year after its grant and will expire in all cases ten years from the date the option is granted. Except as described below and except in certain circumstances including the sale of substantially all of the Company's assets, no option will be exercisable prior to expiration of the one year vesting period.

        If an option holder is removed from the Board for cause, his options shall cease to be exercisable immediately upon such removal. If an option holder voluntarily resigns from the Board, his option may be exercised (but only to the extent that the option has vested) within the three month period following the date of resignation or by the option holder's estate during a period of one year following the holder's death if the holder dies during such three-month period. If an option holder becomes disabled or dies while a director of the Company, such option may be exercised in full within 12 months after the date the option holder becomes disabled or dies (if otherwise within the option period). If an option holder ceases to be a director of the Company for any reason other than the foregoing reasons, the option may be exercised in full within three months after the date of cessation, or by the option holder's estate during a period of one year following the holder's death if the holder dies during such three-month period.

ASSIGNMENT

        Each option will be assignable or transferable only by will or by the laws of descent and distribution, and will be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

PRICE

        No consideration is payable to the Company upon the grant of any option or Stock Award. The exercise price of any option will be the fair market value of the Common Stock on the date of the grant of the option. On July 14, 1995, the closing sale price of the Common Stock as reported by The Nasdaq Stock Market was $3.50 per share.

AMENDMENT AND TERMINATION

        The Board of Directors may amend the Directors' Plan as it deems advisable, except that it may not, without further approval of the stockholders of the Company, materially increase the benefits accruing to the participants, increase the number of shares subject to the Directors' Plan, increase the number of shares subject to each option, change the schedule of the grants, extend the maximum period during which the options may be granted or exercised or modify the requirements as to the eligibility for participation in the Directors' Plan. In addition, the Directors' Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended (the "Code"), the Employee Retirement Income Security Act of 1974, or the rules thereunder. The Board may terminate the Directors' Plan at any time. Termination of the Directors' Plan will not affect the rights of the optionees or their successors under any options outstanding and not exercised in full on the date of termination. Unless earlier terminated by the Board of Directors, the Directors' Plan will terminate when the remaining number of shares of Common Stock that may be issued under the Directors' Plan is not sufficient to cover the options otherwise required to be granted under the Directors' Plan.

FEDERAL INCOME TAX ASPECTS

        Each of the options granted under the Directors' Plan will be stock options that are not incentive options within the meaning of Section 422(b) of the Code (non-qualified stock options). Generally, no federal income tax is imposed on the optionee upon the grant of a non-qualified stock option such as those under the Directors' Plan and the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-qualified stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise, which is an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. Upon the exercise of a non-qualified stock option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee, assuming any federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a non-qualified stock option, the difference between the amount realized on the disposition and the basis of the stock (exercise price plus any ordinary income recognized) should qualify as long-term or short-term capital gain, depending on the holding period.

OPTIONS GRANTED UNDER THE DIRECTORS' PLAN

        The following options have been granted under the Directors' Plan, subject to shareholder approval at the Annual Meeting. As indicated above, employees and executive officers of the Company are not entitled to receive options under the Directors' Plan.

        NAME OR CATEGORY                                 OPTIONS GRANTED*
        ----------------                                 ---------------
        Robert L. Barbanell . . . . . . . . . . . . . .      10,000
        David A.B. Brown  . . . . . . . . . . . . . . .      10,000
        Howard I. Bull  . . . . . . . . . . . . . . . .      10,000
        Nathaniel A. Gregory  . . . . . . . . . . . . .      10,000
        Howard H. Newman  . . . . . . . . . . . . . . .      10,000
        David E. Libowitz   . . . . . . . . . . . . . .      10,000
        Christopher M. Linneman . . . . . . . . . . . .      10,000
        Current Directors who are
          not Executive Officers (As a Group) . . . . .      70,000

- ------------
    * In addition to the stock options described above, if the Directors' Plan is approved by the stockholders at the annual meeting and each of the above individuals is elected as a director, each such individual will receive a Stock Award of a number of shares of Common Stock having a fair market value of $6,000 on the date of such annual meeting, and on the six month anniversary of such annual meeting, will receive an additional Stock Award having a fair market value of $6,000 on the date of such grant.

REQUIRED VOTE AND RECOMMENDATION

        The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the Directors' Plan, which approval is required as a condition to the effectiveness of the Directors' Plan. Under Texas law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. The persons named in the proxy intend to vote for the adoption of the Directors' Plan, unless otherwise instructed.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE DIRECTORS' PLAN.

                            ITEM 3 - RATIFICATION OF
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Board of Directors has appointed KPMG Peat Marwick LLP as independent certified public accountants for the Company and its subsidiaries for fiscal year 1995. It is intended that such appointment be submitted to the stockholders for ratification at the 1995 Annual Meeting of Stockholders. KPMG Peat Marwick LLP has served as the Company's auditors since the formation of the Company's predecessor and has no investment in the Company or its subsidiaries.

        Although the submission of this matter to the stockholders is not required by law, the Board of Directors will reconsider its selection of independent accountants if this appointment is not ratified by the stockholders. Ratification will require the affirmative vote of the majority of the shares of Common Stock represented at the meeting and eligible to vote thereon, in person or by proxy. An abstention would have the same legal effect as a vote against ratification, but a broker non-vote would not be counted for purposes of determining whether majority approval has been obtained.

        A representative of KPMG Peat Marwick LLP will be in attendance at the Annual Meeting with the opportunity to make a statement and to be available to respond to appropriate questions.

STOCKHOLDERS' PROPOSALS

        Pursuant to the Securities Exchange Act of 1934, as amended, and regulations thereunder, individual stockholders have a limited right to propose for inclusion in the proxy statement a single proposal for action to be taken at the Annual Meeting of Stockholders. Proposals intended to be presented at the Annual Meeting to be held in 1996 must be received by the Company's principal executive offices no later than December 30, 1995. They may be addressed to the Secretary of the Company at One Sugar Creek Center Blvd., Suite 600, Sugar Land, Texas 77478-3556.


OTHER MATTERS

        While management has no reason to believe that any other business will be presented, if any other matters should properly come before the Annual Meeting, the proxies will be voted as to such matters in accordance with the best judgment of the proxy holders. The approval of such other matters will require the affirmative vote of the majority of the shares of Common Stock represented at the meeting and eligible to vote thereon, in person or by proxy.

                                        MARINE DRILLING COMPANIES, INC.



                                        By  Joan R. Smith
                                        Secretary

Sugar Land, Texas
July 17, 1995

                                                                         ANNEX A
                        MARINE DRILLING COMPANIES, INC.
                       1995 NON-EMPLOYEE DIRECTORS' PLAN


                            I.   PURPOSE OF THE PLAN

        The MARINE DRILLING COMPANIES, INC. NON-EMPLOYEE DIRECTORS' PLAN (the "Plan") is intended to promote the interests of Marine Drilling Companies, Inc., a Texas corporation (the "Company"), and its shareholders by helping to award and retain highly-qualified independent directors, and allowing them to develop a sense of proprietorship and personal involvement in the development and financial success of the Company. Accordingly, the Company wishes to grant to directors of the Company who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors") certain options (each, an "Option") to purchase shares of the common stock, par value $.01 per share, of the Company ("Stock"), and further to provide for the grant to Non-Employee Directors of certain shares of Stock (a "Stock Award"), in each case on the terms and conditions hereinafter set forth. Options granted under the Plan shall be options that do not constitute incentive stock options, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

                             II.  OPTION AGREEMENTS

        Each Option shall be evidenced by a written agreement in the form attached to the Plan.

                    III.  GRANTS OF OPTIONS AND STOCK AWARDS

        Options and Stock Awards may be granted only to individuals who are Non-Employee Directors of the Company. Subject to approval of the Plan by the Company's shareholders as provided in Paragraph VI, each Non-Employee Director who serves in such capacity on the date on which the Plan is adopted by the Board of Directors shall receive, as of such date and without the exercise of the discretion of any person or persons, an Option exercisable for 10,000 shares of Stock. Each Non-Employee Director who is elected or appointed to the Board of Directors of the Company (the "Board") for the first time after the effective date of the Plan shall receive, as of the date of his or her election or appointment and without the exercise of the discretion of any person or persons, an Option exercisable for 10,000 shares of Stock (subject to adjustment in the same manner as provided in Paragraph VII with respect to shares of Stock subject to Options then outstanding). Commencing with the Company's annual meeting of shareholders in 1996, as of the date of the annual meeting of the shareholders of the Company in each year that the Plan is in effect as provided in Paragraph VI hereof, each Non-Employee Director who is in office immediately after such meeting and who is not then entitled to receive an Option pursuant to the preceding provisions of this Paragraph III shall receive, without the exercise of the discretion of any person or persons, an Option exercisable for 2,500 shares of Stock (subject to adjustment in the same manner as provided in Paragraph VII with respect to shares of Stock subject to Options then outstanding).

        As of the date of the annual meeting of the shareholders of the Company in each year that the Plan is in effect as provided in Paragraph VI hereof, each Non-Employee Director who is in office immediately after such meeting shall receive, without the exercise of the discretion of any person or persons, a Stock Award of the number of shares of Stock having an aggregate fair market value (determined in accordance with Paragraph V) of $6,000 (rounded up to the nearest whole share). As of the date of the six month anniversary of each such annual meeting of the shareholders of the Company if the Plan is then in effect as provided in Paragraph VI hereof, each Non-Employee Director who is then in office shall receive, without the exercise of the discretion of any person or persons, a Stock Award of the number of shares of Stock having an aggregate fair market value (determined in accordance with Paragraph V) of $6,000 (rounded up to the nearest whole share).

        If, as of any date that the Plan is in effect, there are not sufficient shares of Stock available under the Plan to allow for the grant to each Non-Employee Director of an Option or Stock Award for the number of shares provided herein, the Plan shall terminate as provided in Paragraph VI hereof.

        The exercise price for each share of Stock subject to an Option shall be equal to the fair market value (determined in accordance with Paragraph V) of the Stock on the date the Option is granted. All Options granted under the Plan shall be subject to adjustment as provided in Paragraph VII hereof.

                        IV.  SHARES SUBJECT TO THE PLAN

        The aggregate number of shares which may be issued as Stock Awards or pursuant to Options granted under the Plan shall not exceed 350,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares that remain unissued and that are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option or Stock Award granted under the Plan. The aggregate number of shares of Stock which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VII hereof with respect to shares of Stock subject to Options then outstanding.

                     V.  DETERMINATION OF FAIR MARKET VALUE

        For all purposes under the Plan, the fair market value of a share of Stock on any date shall mean the final closing sales price per share of Stock on such date, or, if no prices are reported on such date, on the last preceding date on which prices are so reported. The closing sales price for each such trading day shall be the last sales price, regular way, or in the case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Stock is listed or admitted to trading or, if the Stock is not listed or admitted to trading on a national securities exchange, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. automated quotations system. If the Stock is not publicly held or so listed or publicly traded, fair market value shall be the fair market value per share as determined in good faith by the Board.

                               VI.  TERM OF PLAN

        The Plan shall be effective on the date the Plan is approved by the shareholders of the Company, notwithstanding any grants of Options that may be made prior to and subject to such approval. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph VIII, the Plan shall terminate upon and no further Options or Stock Awards shall be granted as of the date that the remaining number of shares of Stock which may be issued under the Plan pursuant to Paragraph IV is not sufficient to cover the Options or Stock Awards required to be granted under Paragraph III.

                    VII.  RECAPITALIZATION OR REORGANIZATION

        (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

        (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

        (c) If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number and class of shares of Stock then covered by such Option, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the optionee had been the holder of record of the number of shares of Stock then covered by such Option. If (i) the Company shall be party to a merger or consolidation in which (A) the Company is not the surviving entity, or (B) the Company survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company, or (C) the Company survives but the Stock is exchanged or converted into any securities or property, (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any person or entity (other than a wholly-owned subsidiary of the Company) or (iii) the Company is to be dissolved and liquidated (each such event is referred to herein as a "Corporate Change"), then effective as of the earlier of (1) the date of approval by the shareholders of the Company of such Corporate Change or
(2) the date of such Corporate Change, (A) in the event of any such merger or consolidation and upon any exercise of any outstanding Option, the optionee shall be entitled to purchase, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property to which the optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable, and (B) in the event of any such sale, lease or exchange of assets or dissolution, all outstanding Options shall be fully vested and each optionee shall surrender his or her Options to the Company and the Company shall cancel such Options and pay to each optionee an amount of cash per share equal to the excess of the per share price offered to shareholders of the Company in any such sale, lease or exchange of assets or dissolution transaction for the shares subject to such Options over the exercise price(s) under such Options for such shares.

        (d) Any adjustment provided for in Subparagraphs (b) or (c) above shall be subject to any required shareholder action.

        (e) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

                  VIII.  AMENDMENT OR TERMINATION OF THE PLAN

        The Board in its discretion may terminate the Plan at any time with respect to any shares for which Stock Awards or Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; and provided, further, that no change in any Option theretofore granted may be made which would impair the rights of the optionee without the consent of such optionee; and provided, further, that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, increase the number of shares subject to each Option or Stock Award, change the schedule of the grants, extend the term of the Options, change the class of individuals eligible to receive

Options or Stock Awards under the Plan or extend the term of the Plan, without the approval of the shareholders of the Company.

                              IX.  SECURITIES LAWS

        (a) The Company shall not be obligated to issue any Stock pursuant to any Option or Stock Award granted under the Plan at any time when the offering of the shares covered by such Option or Stock Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

        (b) It is intended that the Plan and any grant of an Option or Stock Award made to a person subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act") meet all of the requirements of Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the 1934 Act. If any provision of the Plan or any such Option or Stock Award would disqualify the Plan or such Option or Stock Award under, or would otherwise not comply with, Rule 16b-3, such provision or Option or Stock Award shall be construed or deemed amended to conform to Rule 16b-3.

                                 X. WITHHOLDING

        The Company shall have the right to withhold from any Stock issuance under the Plan or to collect as a condition of such issuance, any taxes required by law to be withheld.

                                                              EXHIBIT TO ANNEX A

                                  [ FORM OF ]
                            NON-EMPLOYEE DIRECTOR'S
                             STOCK OPTION AGREEMENT


        THIS AGREEMENT is made as of the ______ day of ________________, 19___, between MARINE DRILLING COMPANIES, INC., a Texas corporation (the "Company") and ________________________________ ("Director").

        To carry out the purposes of the MARINE DRILLING COMPANIES, INC. 1995 NON-EMPLOYEE DIRECTORS' PLAN (the "Plan"), a copy of which is attached hereto as Exhibit A, by affording Director the opportunity to purchase shares of common stock of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Director hereby agree as follows:

        1. GRANT OF OPTION. [SUBJECT TO APPROVAL OF THE PLAN BY THE SHAREHOLDERS OF THE COMPANY AT THE COMPANY'S 1995 ANNUAL MEETING OF SHAREHOLDERS,] The Company hereby irrevocably grants to Director the right and option ("Option") to purchase all or any part of an aggregate of ______ shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended.

        2. PURCHASE PRICE. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $_______ per share, which has been determined to be not less than the fair market value of the Stock on the date of grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

        3. EXERCISE OF OPTION. This Option may be exercised by written notice to the Company at its principal executive office addressed to the attention of its President at any time and from time to time following the expiration of one year after the date of grant hereof, except as otherwise set forth below.

        This Option is not transferable by Director otherwise than by will or the laws of descent and distribution, and may be exercised only by Director (or Director's guardian or legal representative) during Director's lifetime. If Director's membership on the Board of Directors of the Company (the "Board") terminates, this Option may be exercised as follows:

                 (a) If Director's membership on the Board terminates as a result of the removal of the Director for cause, this Option may not be exercised by Director at any time after such termination. For purposes of this Agreement, "cause" shall mean Director's gross negligence or willful misconduct in performance of his duties as a director, or Director's final conviction of a felony or of a misdemeanor involving moral turpitude.

                 (b) If Director's membership on the Board terminates as a result of a voluntary resignation by Director, this Option may be exercised by Director at any time during the period of three months following such termination, or by Director's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of one year following Director's death if Director dies during such three-month period, but only as to the number of shares Director was entitled to purchase hereunder upon exercise of this Option as of the date Director's membership on the Board so terminates.

                 (c) If Director's membership on the Board terminates by reason of disability, this Option may be exercised in full by Director (or Director's guardian or legal representative or Director's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) at any time during the period of one year following such termination.

                 (d) If Director dies while a member of the Board, Director's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director, may exercise this Option in full at any time during the period of one year following the date of Director's death.

                 (e) If Director's membership on the Board terminates for any reason other than as described in (a), (b), (c) or (d) above, this Option may be exercised in full by Director at any time during the period of three months following such termination, or by Director's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of one year following Director's death if Director dies during such three-month period.

        Notwithstanding any of the foregoing, this Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof.

        The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (A) in cash (including check, bank draft or money order payable to the order of the Company), (B) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (C) any combination of cash or Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof.

        4. WITHHOLDING OF TAX. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Director for federal or state income tax purposes, Director shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if

Director fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Director any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Director upon such exercise.

        5.      STATUS OF STOCK.   The Company intends to register for issuance
under the Securities Act of 1933, as amended (the "Act"), the shares of Stock acquirable upon exercise of this Option, and to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use all reasonable efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Director (or the person permitted to exercise this Option in the event of Director's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

        Director agrees that the shares of Stock which Director may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Director also agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

        6. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

        7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement, all as of the day and year first above written.


                                         MARINE DRILLING COMPANIES, INC.

                                         By:__________________________________
                                            [Name, Title]




                                          ____________________________________
                                          Director

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE

                                            WITHHOLD
                             FOR all       AUTHORITY
                            nominees     to vote for all
                             listed      nominees listed

1.  Election of               /   /          /    /
    Directors

/   / FOR, all nominees listed except vote withheld for the following nominees(s):

NOMINEES:  Robert L. Barbanell
           David A.B. Brown
           Howard I. Bull
           William H. Flores
           Nathaniel A. Gregory
           William O. Keyes
           David E. Libowitz
           Christopher M. Linneman
           Howard H. Newman

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                                                      FOR     AGAINST    ABSTAIN

2.  Adoption of the Marine Drilling Companies, Inc.  /   /    /   /       /   /
    1995 Non-Employee Directors' Plan.

3.  Ratification of KPMG Peat Marwick LLP as         /   /    /   /       /   /
    independent Auditors.

4. In their discretion, upon any other matter which may properly come before the meeting or at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR THE ELECTION OF THE NAMED NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.

SIGNATURE(S)_______________________________________________ DATE_______________
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                       MARINE DRILLING COMPANIES, INC.
               PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

      The undersigned hereby appoints Joan R. Smith and William H. Flores, or either of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Marine Drilling Companies, Inc. (the "Company") to be held at the Sweetwater Country Club located at 4400 Palm Royale Blvd., in Sugar Land, Texas on Thursday, August 17, 1995 at 9:00 a.m., central daylight time, and at all adjournments or postponements thereof, hereby revoking any proxies heretofore given, all shares of common stock of the Company held or owned by the undersigned as directed hereon.

                        (TO BE SIGNED ON REVERSE SIDE)

                    DESCRIPTIONS FOR COMPARATIVE GRAPHS IN
                 1995 PROXY TO BE USED FOR EDGARIZED DOCUMENT

Graph 1 (page 15, upper left)

The value of $100.00 invested in the Company at December 31, 1989 was $57.40, $1.80, $0.60, $2.70 and $1.40 as of December 31, 1990, 1991, 1992, 1993 and
1994, respectively.

The value of $100.00 invested in the stocks represented by the NASDAQ Index (including reinvestment of dividends) as of December 31, 1989 was $84.90, $136.30, $158.60, $180.90 and $176.90 as of December 31, 1990, 1991, 1992, 1993
and 1994, respectively.

The value of $100.00 invested in the stocks represented by the SCI Index (including reinvestment of dividends) as of December 31, 1989 was $83.60, $47.70, $49.40, $83.00 and $68.10 as of December 31, 1990, 1991, 1992, 1993 and
1994, respectively.



Graph 2 (page 15, lower right)

The value of $100.00 invested in the Company at December 31, 1992 was $533.30, $450.00, $450.00 and $233.30 as of June 30, 1993, December 31, 1993, June 30,
1994 and December 31, 1994, respectively.

The value of $100.00 invested in the stocks represented by the NASDAQ Index (including reinvestment of dividends) as of December 31, 1992 was $103.80, $114.10, $104.30 and $111.60 as of June 30, 1993, December 31, 1993, June 30,
1994 and December 31, 1994, respectively.

The value of $100.00 invested in the stocks represented by the SCI Index (including reinvestment of dividends) as of December 31, 1992 was $181.10, $168.00, $177.50 and $137.90 as of June 30, 1993, December 31, 1993, June 30,
1994 and December 31, 1994, respectively.